THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (REGISTRATION NO. 333-______). HOWEVER, NEITHER THE OPTIONS NOR SUCH SECURITIES CAN BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                         THE TRANSFER OF THIS OPTION IS
                        RESTRICTED AS DESCRIBED HEREIN.

                          WESTERN COUNTRY CLUBS, INC.

                         UNDERWRITERS' PURCHASE OPTION

  400,000 Shares of Series A Cumulative Convertible Redeemable Preferred Stock
                                      and
            1,000,000 Redeemable Series A Warrants for Common Stock


         THIS CERTIFIES that, for receipt in hand of $100.00 and other value received, Argent Securities, Inc., 3340 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326 (hereinafter referred to as the "Holder" or "Underwriter") is entitled to subscribe for and purchase from WESTERN COUNTRY CLUBS, INC., a Colorado corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after ___________, 1998 and before 5:00 P.M. on _____________, 2002, New York time
(the "Exercise Period"), 400,000 shares of the Company's Series A Cumulative Convertible Redeemable Preferred Stock, par value $.001 per share (the "Preferred Shares" or "Preferred Stock") at a price of $_____ per share (the "Exercise Price per Share"), and an Underwriters' Common Stock Purchase Warrant or Warrants ("Underwriters' Warrants") for the purchase of an additional 1,000,000 Redeemable Series A Warrants for Common Stock (the "Warrant Shares") at a price of $_______ per Underwriters' Warrant. Each share of Preferred Stock may be converted into ____ shares of the Company's common stock (the "Common Stock") pursuant to the terms of the Company's Articles of Incorporation. If all of the Preferred Shares have been either redeemed or converted prior to the expiration of the Exercise Period, this Underwriters' Purchase Option shall be applicable at the rate of ____ shares of Common Stock to each share of Preferred Stock. As used herein, the term "Shares" shall be either the Preferred Stock or the Common Stock if the Preferred Stock has been converted or redeemed. This Option may not be sold, transferred, assigned or hypothecated, until ___________, 1998 except that it may be transferred in whole or in part, to (i) either party who is a "Holder" or one or more officers or partners of the Holder (or the officers or partners of any such person);
(ii) a successor to the Holder, or the officers or partners of such successor;
(iii) a purchaser of substantially all of the assets of the

Holder; or (iv) by operation of law. The term "Holder" as used herein shall include any transferee to whom this Option has been transferred in accordance with the above. As used herein the term "Option" shall mean and include this Underwriters' Purchase Option and any option or options of like form and tenor hereafter issued as a consequence of the exercise or transfer of this Option in whole or part.

         Each Underwriters' Warrant shall entitle the holder thereof to purchase the Warrant Shares at $_____ per share. Each Underwriters' Warrant shall be in the form attached hereto as "Exhibit A" and shall be identical in all material respects to the warrants (the "Public Warrants"), issued pursuant to the Warrant Agreement, dated ___________, 1997 (the "Warrant Agreement"), between the Company and American Stock Transfer and Trust Co., as Warrant Agent; provided, however, the Underwriters' Warrants shall not be subject to redemption by the Company under any circumstances. The Warrant Agreement shall provide that at any time prior to (i) the expiration of the Underwriters' Warrants into Public Warrants or (ii) the redemption of the Public Warrants, the Holders shall have the right, but not the obligation, to convert any or all of the Underwriters' Warrants into Public Warrants, in which case such converted Underwriters' Warrants received upon the exercise of the Option shall become covered by the Warrant Agreement. Such conversion shall be effected immediately upon notice from a converting Holder to the Company and the Warrant Agent.

         1.      Term of Exercise.

                 (a) This Option may be exercised during the Exercise Period as to the whole or any lesser number of Preferred Shares and Underwriters' Warrants, by the surrender of an Underwriters' Option Certificate for this Option (with the election at the end thereof duly executed) to the Company at its offices at 5218 Classen Boulevard, Oklahoma City, OK 73118 or such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price (per Preferred Share and per Warrant, respectively) multiplied by the number of Preferred Shares and Underwriters' Warrants for which this Option is being exercised.

                 (b) For purposes of this Option, the term "Current Market Price" at any date shall be deemed to be: (i) the average of the daily closing prices of the Preferred Shares or the Public Warrants, as the case may be, for the 20 consecutive trading days immediately preceding such date in reported sales price, or (ii) in case no such reported sale takes place on such date, the last sales price regular way in either case as reported on the principal national securities exchange on which the Preferred Shares or the Public Warrants, as the case may be, is listed or admitted to trading, or (iii) if the Preferred Shares or the Public Warrants, as the case may be, is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices regular way for the Preferred Shares or the Public Warrants, as the case may be, on the Nasdaq National Market System or Nasdaq SmallCap Market of the Nasdaq Stock Market, Inc. (together referred to as "Nasdaq") or (iv) if the Preferred Shares or the Public Warrants, as the case may be, is not listed or admitted for trading on any national securities exchange and is not reported on NASDAQ or any similar organization, the average of the closing bid and asked prices in the over-the-counter market as furnished by the National Quotation Bureau, Inc. or if no such quotation is available, the fair market value as determined by the Board of Directors in good faith.

         2. Delivery of Certificates to Registered Holder. Upon each exercise of this Option, the Holder shall be deemed to be the holder of record of the Shares and Underwriters' Warrants issuable upon such exercise notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Shares or Underwriters' Warrants shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Option, the Company shall issue and deliver to the Holder a certificate or certificates for the Shares and a certificate or certificates for the Underwriters' Warrants registered in the name of the Holder or its designee. If this option should be exercised in part only, the Company shall, upon surrender of an Underwriters' Option Certificate for this Option for cancellation, execute and deliver a new Underwriters' Option Certificate evidencing the right of the Holder to purchase the balance of the Shares and Underwriters' Warrant (or portions thereof) subject to purchase hereunder.

         3. Option Register. Any Option issued upon the transfer or exercise in part of this Option shall be numbered and shall be registered in an Option Register as they are issued. The Company shall be entitled to treat the registered holder of any Option on the Option Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Option on the part of any other person, and shall not be liable for any registration or transfer of Options which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or participation therein amounts to bad faith. The Options shall be transferable only on the books of the Company upon delivery of an Underwriters' Option Certificate duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer in all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver an Underwriters' Option Certificate to the Holder thereof, for another Option, or other options of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares (or portions thereof) and Underwriters' Warrants upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Option to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

         4. Reservation of Preferred and Common Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Preferred and Common Stock, solely for the purpose of providing for the exercise of this Option and the Underwriters' Warrants, such number of shares of Preferred and Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Preferred and Common Stock issuable upon exercise of this

Option and the Underwriters' Warrants when paid for in accordance with the respective terms thereof, shall be validly issued, fully paid and nonassessable by the Company.

         5.      Anti-Dilution; Adjustments to Exercise Price.

                 (a) Upon the occurrence of any event (an "Event") as a result of which an adjustment is made to the exercise price (the "Public Exercise Price") of any of the Public Warrants, the number of Shares issuable upon exercise of this Option shall be adjusted to equal thereafter the number of Shares issuable prior to such Event multiplied by a fraction, the numerator of which shall be the Public Exercise Price in effect prior to such Event and the denominator of which shall be the Public Exercise Price subsequent to such Event.

                 (b) Upon each adjustment of the number of Shares issuable upon exercise of this Option pursuant to subparagraph 5(a) above, this Option shall thereupon evidence the right to purchase such number of Shares at the Exercise Price per Share obtained by (1) multiplying the Exercise Price per share in effect immediately prior to the triggering Event by the number of shares then purchasable upon exercise of this Option and (2) dividing the product so obtained by the number of Shares purchasable upon exercise of this Warrant subsequent to the triggering Event.

                 (c) Notwithstanding any other provision of this Option, any adjustment of the exercise price, and/or the number of Warrant Shares purchasable upon the exercise of the Underwriters' Warrants shall be determined solely by the antidilution and other adjustment provisions contained in the Warrant Agreement (which provisions are incorporated herein by reference) as if such Underwriters' Warrants were and had been outstanding on and from __________, 1997.

                 (d) Whenever there shall be an adjustment as provided in this paragraph 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its principal office, which notice shall be accompanied by an officer's certificate setting forth the number and Exercise Price per Share and per Warrant of the Shares and Underwriters' Warrants issuable upon exercise of this Option and the exercise price per Warrant Share and the number of Warrant Shares purchasable upon the exercise of the Underwriters' Warrants after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

                 (e) All calculations under this paragraph 5 shall be made to the nearest cent or to the nearest one-thousandth of a Share or Warrant, as the case may be.

                 (f) The Company shall not be required to issue fractions of shares of Preferred or Common Stock or other capital stock of the Company upon the exercise of Options. If any fraction of a share would be issuable on the exercise of any Option (or specified portions thereof), the Company, in its sole discretion, shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share on the date of exercise of the Option.

         6.      Reorganization/Reclassification.

                 (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a Holder of the number of shares of Preferred or Common Stock and the Underwriters' Warrants for which this Option might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and
(ii) make effective provision in order to effect such agreement. Such agreement shall provide for adjustment which shall be as nearly equivalent as practicable to the adjustments for which paragraph 5 provides.

                 (b) In case of any reclassification or change of the shares of Preferred or Common Stock issuable upon exercise of this Option (other than a change in par value or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Preferred or Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Preferred or Common Stock and the Underwriters' Warrants for which this Option might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments for which paragraph 5 provides.

                 (c) The above provisions of this paragraph 6 shall similarly apply to successive reclassifications and changes of shares of Preferred and Common Stock and to successive consolidations, mergers, sales, leases or conveyances similar to those described in subparagraphs 6(a) and (b).

         7. Notice of Dividends/Distributions. If , in case at any time the Company shall propose:

                 (a) to pay any dividend or make any distribution of shares of Preferred or Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Preferred and Common Stock; or

                 (b) to issue any rights, warrants or other securities to all holders of Preferred and Common Stock or Public Warrants entitling them to purchase any additional shares of Preferred and Common Stock or any other rights, warrants or other securities; or

                 (c) to effect any reclassification or change or outstanding shares of Preferred and Common Stock, or any consolidation, merger, sale, lease or conveyance of property, described in paragraph 6; or

                 (d) to effect any liquidation, dissolution, or winding-up of the Company; or

                 (e) to take any other action which would cause an adjustment to the exercise price of the Public Warrants; then, on each such occasion, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Option Register, mailed at least 15 days prior to: (i) the date as of which the holders of record of shares of Preferred and Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined; (ii) the date on which any such reclassification, change of outstanding shares of Preferred or Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Preferred or Common Stock or Public Warrants, as the case may be, shall be entitled to exchange their shares or warrants for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up; or (iii) the date of such action which would require an adjustment to the Public Exercise Price.

         8. Payment of Taxes. The issuance of any Shares or Underwriters' Warrants or other securities upon the exercise of this Option, and the delivery of certificates or other instruments representing such shares of Preferred or Common Stock, Warrants or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not due and payable.

         9.      Registration Rights.

                 (a) If, at any time after ___________, 1998, and before ___________, 2002, the Company shall file a registration statement (other than on Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while Shares or Underwriters' Warrants are available for purchase upon exercise of this Option or while any Shares, Underwriters' Warrants or Warrant Shares (which have not been so registered) are outstanding, the Company shall give the Holder and all the then registered holders of such Shares, Underwriters' Warrants or Warrant Shares at least 30 days prior written notice of the filing of such registration statement. If requested by the Holder or by any such holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Holder or such holder and the underwriting discounts and commissions, if any, payable in respect of the Warrants, Shares, Underwriters' Warrants and Warrant Shares sold by the Holder or any such holder), use its best efforts to register or qualify the Shares, Underwriters' Warrants and Warrant Shares (collectively, the "Underwriters' Securities") of the Holder or any such holders who shall have made such request concurrently with the registration covering such other securities, all to the extent requisite to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Underwriters' Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, the Underwriters' Securities shall not be included in such registration statement or such registration statement shall include only so many of the Underwriters' Securities as will not have such an effect, provided that if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holder or any such holder, the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Underwriters' Securities which were requested to be included in such registration.

                 (b) If at any time after __________, 1998 and before _____________, 2002, the Company shall receive a written request from holders of Underwriters' Securities who, in the aggregate, own (or upon exercise of the Option and Underwriters' Warrants, will own) a majority of the total number of shares of Common Stock issued or issuable upon exercise of the Option and the Underwriters' Warrants, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable; provided however, that the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Holder or such holders and underwriting discounts and commissions, if any, payable in respect of the Underwriters' Securities sold by the Holder or any such holder) shall be borne by the Company and one additional such registration statement for which all such expenses shall be paid by the Holder and such holders.

                 (c) In the event of a registration pursuant to the provisions of this paragraph 9, the Company shall use its best efforts to cause the Underwriters' Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to (i) qualify to do business in any state by reason of this paragraph 9(c) in which it is not otherwise required to qualify to do business, (ii) or register or qualify in any state which will impose material burdens on the Company or its principals.

                 (d) The Company shall keep effective any registration or qualification contemplated by this paragraph 9 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holder or such holders to complete the offer and sale of the Underwriters' Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification effect for a period in excess of nine months from the date on which the Holder and such holders are first free to sell such Underwriters' Securities; provided, however, that if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Underwriters' Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Underwriters' Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                 (e) In the event of a registration pursuant to the provisions of this paragraph 9, the Company shall furnish to each of the five largest holders of any Underwriters' Securities included therein such amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Holder or such holders may reasonably request in order to facilitate the disposition of the Underwriters' Securities included in such registration.

                 (f) In the event of a registration pursuant to the provisions this paragraph 9, the Company shall furnish to each holder of any Underwriters' Securities so registered with an opinion of its counsel (reasonably acceptable to the Holder) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Commission or any state securities authority instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, materially complies as to form with the Act and the rules and regulations thereunder (except as to financial statements, including schedules, and other accounting and financial data, as to which counsel need express no opinion), and (iii) such counsel has no knowledge or reason to know of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented.

                 (g) The Company agrees that until all the Underwriters' Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Underwriters' Securities to sell such securities under Rule 144.

         10.     Indemnification.

                 (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, any holder of any of the Underwriters' Securities, their officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this paragraph 10, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever reasonably incurred, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this paragraph 10 collectively called an "application") executed by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Underwriters' Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or any holder of any of the Underwriters' Securities by or on behalf of such Holder or Holders, or such other holder, exclusively for inclusion in any such preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company to indemnify, which shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Option.

                          If any action is brought against the Holder or any
holder of any of the Underwriters' Securities or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this paragraph 10(a) except to the extent that it has been harmed in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or in addition to those available to the Company, if any, in which events the reasonable fees and expenses of such counsel shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph 10 (a) to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

                 (b) The Holder and any other holder of Underwriters' Securities agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Underwriters' Securities held by the Holder and such other holder and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holder and such other holder in paragraph 10(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or such other holder by or on behalf of the Holder or such other holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this paragraph 10(b), the Holder and such other holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of paragraph 10(a).

                 (c)      To provide for just and equitable contribution, if
(i) an indemnified party makes a claim for indemnification pursuant to paragraph 10(a) or 10(b) (subject to the limitations thereof) but is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement and any controlling person of the Company), as one entity, and the Holder and any holder of any of the Underwriters' Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holder or any such holder in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company, by the Holder or by any holder of Underwriters' Securities included in such registration, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder or any such other holder of the Underwriters' Securities for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this paragraph 10(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this paragraph 10(c), each person, if any, who controls the Holder or any holder of any of the Underwriters' Securities within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph 10(c). Anything in this paragraph 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This paragraph 10(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

                 (d) The provisions of this paragraph 10 shall survive regardless of the expiration, exercise or surrender of this Option.

         11. Legend. The securities issued upon exercise of this Option shall be subject to a stop transfer order and, when Company's counsel deem appropriate, the certificate or certificates evidencing any such securities shall bear the following legend:

                 "THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, SUCH SHARES (OR OTHER SECURITIES) CANNOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT,

                 OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

         12. Lost Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Option (and upon surrender of any Option if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Option of like date, tenor and denomination.

         13. No Rights as Shareholder. No Holder of any Option shall have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Option.

         14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                 (a) If to the registered holder of this Option, to the address of such holder as shown on the books of the Company; or

                 (b) If to the Company, to the address set forth in Paragraph l(a) of this Option; or

                 (c) if to the Holder, to the address set forth on the first page of this Option.

         15. Governing Law. This Option shall be construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws.

Dated:   February __, 1997


                                         WESTERN COUNTRY CLUBS, INC.



                                         By:__________________________________
                                               Name:   James E. Blacketer
 (Seal)                                        Title:  President



---------------------------------------
Secretary